Exhibit 99.1

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Priority Technology Holdings Announces Fourth Quarter and Full Year 2018 Results
Strong Underlying Growth is Obscured by the Impact of Card Association
Rule Changes on Subscription-Billing e-Commerce Merchants

ALPHARETTA, GEORGIA - March 20, 2019 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), a leading provider of merchant acquiring and commercial payment solutions, today announced results for the fourth quarter and full-year ended December 31, 2018.

Highlights
Fourth Quarter 2018, Compared with Fourth Quarter 2017

•	Consolidated revenue of $100.5 million declined 16.3% due to the wind-down of subscription-billing e-commerce merchants resulting from card association rule changes

•	Adjusted consolidated revenue(1) of $93.0 million, which excludes the impact of subscription-billing e-commerce merchants, grew 4.2%

•
Gross profit margin increased to 29.8% from 24.6%. The Company’s gross profit metric represents revenue less costs of merchant fees and other costs of services on its consolidated statement of operations

•	Consolidated income from operations of $5.3 million declined $5.7 million

•	Adjusted consolidated income from operations(1) of $4.4 million, which excludes the impact of subscription-billing e-commerce merchants and certain other expenses as described below, grew 59.1%

•	Consolidated Adjusted EBITDA(1) was $14.6 million compared to $16.9 million

•	Total merchant bankcard processing dollar value grew 6.0% to $9.4 billion from $8.9 billion

Full-Year 2018, Compared with Full-Year 2017

•
Consolidated revenue of $424.4 million declined 0.3% due to the wind-down of the subscription-billing channel, largely offset by overall increases in bankcard processing dollar value and merchant bankcard transaction volume of 10.1% and 6.1%, respectively

•	Adjusted consolidated revenue(1) of $359.2 million grew 8.9%

•	Gross profit margin increased to 25.9% from 24.5%

•	Consolidated income from operations of $19.9 million decreased $15.3 million

•	Adjusted consolidated income from operations(1) of $11.0 million increased $2.0 million, or 22.8%

•	Consolidated Adjusted EBITDA(1) was $52.9 million compared to $57.0 million

•	Total merchant bankcard processing dollar value grew 10.1% to $38.2 billion from $34.7 billion

(1) See “Reconciliation of Non-GAAP Financial Measures” at the end of this earnings release for details regarding these measures

“2018 was a milestone year for Priority, despite being negatively impacted by the closure of certain high-margin e-commerce merchants in our Consumer Payments segment. Excluding that impact, we realized strong organic sales growth in both our Consumer Payments and Commercial Payments and Managed Services segments, while also executing several highly strategic, accretive acquisitions that expanded our merchant portfolio base while also enhancing gross profit. We remained focused throughout the year on expanding our distribution channels and integrated technology offerings for our partners, diversifying the overall business and further aligning Priority with high-growth, technology-driven industry verticals such as real estate, hospitality and health care,” said Tom Priore, Executive Chairman and CEO of Priority.

Subscription-Billing e-Commerce Merchants
The comparative revenue for the fourth quarter and full-year periods has been negatively affected by the wind-down of high-margin accounts with certain subscription-billing e-commerce merchants. The wind-down of merchants in this channel was due to industry-wide changes for enhanced card association compliance. This revenue, entirely within the Consumer Payments segment, was $7.5 million and $30.7 million in the fourth quarters of 2018 and 2017, respectively, and was $65.2 million and $95.6 million for the full-years ended December 31, 2018 and 2017, respectively. The corresponding income from operations associated with this revenue was $3.0 million and $10.3 million in the fourth quarters of 2018 and 2017, respectively, and $21.3 million and $31.9 million for the full years ended December 31, 2018 and 2017, respectively.

Non-recurring Expenses
Income from operations for the fourth quarter and full-year periods has also been negatively affected by the incurrence of non-recurring expenses largely associated with the July 2018 Business Combination and conversion to a public company, such as legal, accounting, advisory and consulting expenses plus certain legal settlements incurred in these periods. Non-recurring operating expenses, entirely within Corporate, were $2.1 million in both fourth quarters, and were $12.4 million and $5.6 million for the full years ended December 31, 2018 and 2017, respectively.

Fourth Quarter and Full-Year 2018 Summary

Revenue:

Fourth Quarter 2018, Compared with Fourth Quarter 2017
Consolidated revenue in the fourth quarter of 2018 amounted to $100.5 million, a decline of $19.5 million compared with the 2017 fourth quarter. This decline was driven by the wind-down of the subscription-billing merchants which generated revenue of $7.5 million in the fourth quarter of 2018 and $30.7 million in the fourth quarter of 2017. Adjusted consolidated revenue grew 4.2% in the 2018 quarter compared with the 2017 quarter.

Total merchant bankcard volume processed in the fourth quarter 2018 of $9.4 billion grew by 6.0%, as compared with $8.9 billion in the fourth quarter 2017. Merchant bankcard transaction volume of 114.3 million in the fourth quarter 2018 grew by 2.0%, as compared with the 2017 quarter.

Consumer Payments revenue in the fourth quarter of 2018 amounted to $92.5 million, a decline of $20.7 million compared with the 2017 fourth quarter. Revenue for the subscription-billing merchants declined $23.2 million during the quarter compared to the prior year. Adjusted consolidated revenue in this segment grew 3.1%. Commercial Payments and Managed Services revenue in the fourth quarter of 2018 amounted to $8.0 million, a 17.9% increase over $6.8 million in the 2017 fourth quarter.

Full-Year 2018, Compared with Full-Year 2017
Consolidated revenue for full year 2018 of $424.4 million approximated full year 2017 revenue of $425.6 million. This slight decline was driven by the wind-down of the subscription-billing merchants which generated revenue of

$65.2 million in the full-year 2018 and $95.6 million in the full-year 2017, largely offset by overall increases in bankcard processing dollar value and merchant bankcard transaction volume. Adjusted consolidated revenue of $359.2 million for full-year 2018, compares with $330.0 million in the 2017, an 8.9% increase.

Total merchant bankcard volume processed in full-year 2018 of $38.2 billion grew by 10.1%, as compared with $34.7 billion in the full-year 2017. Merchant bankcard transaction volume of 465.8 million in the full-year 2018 grew by 6.1%, as compared with full-year 2017.

Consumer Payments revenue for full year 2018 amounted to $395.0 million, a decline of $5.3 million compared with full year 2017. Revenue from the subscription-billing merchants declined $30.4 million. Adjusted revenue in this segment grew 8.2%. Commercial Payments and Managed Services revenue for full year 2018 amounted to $29.4 million, a 16.3% growth over $25.3 million for full year 2017.

Income from Operations:
Fourth Quarter 2018, Compared with Fourth Quarter 2017
Consolidated income from operations was $5.3 million in the fourth quarter 2018, compared with $10.9 million in the 2017 fourth quarter. This decline was driven by the wind-down of the subscription-billing merchants which generated income of $3.0 million in the fourth quarter of 2018 and $10.3 million in the fourth quarter of 2017. Adjusted consolidated income from operations grew 4.2% in the 2018 quarter compared with the 2017 quarter.

Consumer Payments income from operations in the fourth quarter of 2018 amounted to $13.1 million, a decline of $4.5 million compared with the 2017 fourth quarter. Income from operations from the subscription-billing merchants declined $7.3 million. Adjusted income from operations in this segment grew 23.8% in the 2018 quarter compared with the 2017 quarter. Commercial Payments and Managed Services loss from operations in the fourth quarter of 2018 amounted to $1.5 million, compared with an operating loss of $0.2 million in the fourth quarter of 2017. Corporate expense in the fourth quarter of 2018 amounted to $6.2 million, compared with $6.4 million in the fourth quarter of 2017. Non-recurring expenses amounted to $2.1 million in both fourth quarters.

Full-Year 2018, Compared with Full-Year 2017
Income from operations was $19.9 million for full year 2018, compared with $35.2 million for full year 2017. Subscription-billing operating income was $21.3 million in 2018 and $31.9 million in 2017. Non-recurring expenses were $12.4 million in 2018 and $5.6 million in 2017. Adjusted income from operations was $11.0 million in full-year 2018, compared with $8.9 million in full year 2017, a growth of 22.8%.

Consumer Payments income from operations for full-year 2018 amounted to $50.5 million, a decline of $4.9 million compared with full-year 2017. Income from operations from the subscription-billing merchants declined $10.6 million. Adjusted income from operations in this segment grew 23.8%. Commercial Payments and Managed Services loss from operations for full-year 2018 amounted to $2.9 million, compared with full-year income from operations of $1.0 million in 2017. Corporate expense for full-year 2018 amounted to $27.7 million, compared with $21.2 million for full year 2017. Non-recurring expenses amounted to $12.4 million in 2018, compared with $5.6 million. Excluding the non-recurring expenses, Corporate expense amounted to $15.3 million in 2018, compared with $15.6 million in 2017.

Interest Expense:

Interest expense of $8.0 million in the fourth quarter of 2018 increased by $1.6 million from $6.4 million in the 2017 fourth quarter. Full-year 2018 interest expense of $29.9 million increased by $4.9 million compared with $25.1 million in 2017. The increases in interest expense are due to higher outstanding borrowings.

Other Expense, Net:

Other expense, net of $1.7 million in the fourth quarter of 2018, compares with $2.6 million in the fourth quarter of 2017. The 2018 quarter includes $1.3 million of debt modification costs, and the 2017 quarter includes $2.7 million of expense related to the fair value change of the Goldman Sachs warrant.

Other expense, net of $6.8 million in full year 2018, compares with $5.6 million in full year 2017. The 2018 amount includes $3.5 million expense related to the fair value change of the Goldman Sachs warrant, $2.6 million debt modification expense, and $0.9 million loss on equity method investment, and $0.6 million of interest income. For full-year 2017, other expense, net was comprised of $4.4 million expense related to the fair value change of the Goldman Sachs warrant, $1.7 million debt modification expense and $0.6 million of interest income.

Acquisition / Partnership Updates

Priority’s acquisition strategy is focused on identifying immediately accretive purchases of residual sales channels designed to improve earnings and lock in long-term revenue and sales commitments with independent resellers. In addition to continued purchases of merchant portfolios in the fourth quarter, the Company consummated the acquisition of certain merchant portfolio assets from Direct Connect Merchant Services LLC and Blue Parasol Group LLC, a portfolio company of The Beekman Group. As part of the transaction, Priority added a diverse and low-risk merchant portfolio processing $1.7 billion in annual volume.

In addition, the Company has recently negotiated an operating partnership in the real estate payments vertical with an industry leader in the space. The new partner cannot be named publicly until it receives final Board approval, which the Company believes is imminent. Priority will be the majority owner with a preferred equity position and handle day-to-day operations of the enterprise, while benefitting from technology and property management contracts from its new partner’s existing business. Together, the Company believes that the new entity will provide a single platform that meets the needs of all landlord constituents - from integrated enterprise property managers, middle market partners and small/local landlords for rent, dues and storage

Liquidity

Working capital, current assets less current liabilities, was $21.1 million at year end 2018 and $39.5 million at year end 2017. As of December 31, 2018, unrestricted cash amounted to $15.6 million compared with $28.0 million at December 31, 2017. These unrestricted balances do not include cash of $18.2 million at year end 2018 and $16.2 million at year end 2017 related to customer settlement funds and reserves. At year-end 2018, the Company had availability of $25.0 million under a revolving credit arrangement.

Debt

On January 11, 2018 the Second Amendment to the Senior Credit Facility increased borrowings by $67.5 million. On December 24, 2018 the Third Amendment increased borrowings by an additional $60.0 million. This Third Amendment also allows for a delayed draw of an additional $70.0 million, which will be used to fund acquisitions and partnerships, including the previously mentioned partnership that is expected to close within the next week.

As of December 31, 2018, outstanding long-term debt amounted to $412.7 million compared to $283.1 million at December 31, 2017. The debt balance consisted of outstanding term debt of $322.7 million under the Senior Credit Facility and $90.0 million in term debt under the subordinated Goldman Sachs Credit Agreement (including accrued payment-in-kind (“PIK”) interest through December 31, 2018). The outstanding principal amounts under the Senior

Credit Facility and the subordinated Goldman Sachs Credit Agreement mature in January 2023 and July 2023, respectively. The $25.0 million revolving credit facility expires in January 2022.

2019 Outlook

Priore concluded, “As we look to 2019, we expect to deliver modest revenue growth over 2018, despite a forecasted $50 million gross revenue decline from the subscription e-commerce business year over year. In addition, we are targeting Earn-out Adjusted EBITDA (a non-GAAP measure) of $75 million for the full year 2019. Our underlying growth continues to be driven by strong organic volumes and improved gross profit trends, along with the positive impact of several strategic, accretive acquisitions. As the largest shareholders of the Company, we are highly aligned on our long-term goals and well positioned to deliver sustainable growth and value for our shareholders.”

Conference Call

Priority Technology Holdings Inc.’s leadership will host a conference call on Thursday, March 21, 2019 at 8:30 a.m. ET to discuss its fourth quarter and full-year 2018 financial results. Participants can access the call by phone at (877) 501-3161 or (786) 815-8443, or via the Internet at https://edge.media-server.com/m6/p/kruh6fd9. The webcast link will also be posted in the Investor Relations section of the Company’s website at www.PRTH.com. An audio replay of the call will be available shortly after the conference call by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID number 1158957. Alternatively, you may access the webcast replay in the Investor Relations section of the Company’s website at www.PRTH.com.

Non-GAAP Financial Measures

We regularly review the following key non-GAAP measures to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Revenue
Revenue for the year ended December 31, 2018 has been negatively affected by the closure of high-margin accounts with certain subscription-billing e-commerce merchants. The closure of merchants in this channel was due to industry-wide changes for enhanced card association compliance. This revenue, which is entirely within our Consumer Payments reportable segment, was $65.2 million and $95.6 million for the years ended December 31, 2018 and 2017, respectively. We refer to adjusted revenue, which excludes these revenue amounts from the periods presented. We review this non-GAAP measure to evaluate our underlying revenue and trends.

Adjusted Income from Operations
Income from operations for the year ended December 31, 2018 has also been negatively affected by the closure of the high-margin accounts with certain subscription-billing e-commerce merchants, as well as the incurrence of non-recurring expenses largely associated with our July 2018 Business Combination and conversion to a public company, such as legal, accounting, advisory and consulting expenses plus certain legal settlements. Our income from operations associated with the subscription-billing e-commerce merchants, which is entirely within our Consumer Payments reportable segment, was $21.3 million and $31.9 million for the years ended December 31, 2018 and 2017, respectively.

The non-recurring operating expenses, which were entirely within Corporate, were $12.4 million and $5.6 million for the years ended December 31, 2018 and 2017, respectively. We refer to adjusted operating income amounts non-GAAP measures, which exclude this operating income and non- recurring operating expenses from the periods presented. We review these non-GAAP measures to evaluate our underlying profitability performance and trends.

EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA
EBITDA is earnings before interest, income tax, depreciation and amortization expenses (“EBITDA”). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash expenses such as equity-based compensation and fair value adjustments. Adjusted EBITDA also excludes non-recurring expenses such as Business Combination costs, litigation settlement costs, certain legal services costs, professional fees, consulting fees, employee severances and settlements, and certain other adjustments. Our financial covenants under our debt agreements and the Earnout Incentive Plan pursuant to the Business Combination are based on the non-GAAP measure referred to as Earnout Adjusted EBITDA. The calculation of Earnout Adjusted EBITDA begins with Adjusted EBITDA (as disclosed above) and further includes the pro-forma effects related to acquired merchant portfolios and residual streams and run rate adjustments for certain contracted savings on an annualized basis. We review these non-GAAP EBITDA measures to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliations of Adjusted Revenue, Adjusted Income from Operations, EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP, are shown in the attached schedules to this press release.

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, equity compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company’s outlook.

About Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners.  Our enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing us to provide end-to-end solutions for payment and payment-adjacent opportunities.  Additional information can be found at www.PRTH.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov or www.PRTH.com.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

PRIORITY TECHNOLOGY HOLDINGS, INC.

Condensed Consolidated Statements of Operations
Quarter Ended December 31, 2018 Compared to Quarter Ended December 31, 2017
(unaudited)

(in thousands, except per share amounts)	Quarters Ended December 31,
	2018	2017	Change	% Change
REVENUE:
Merchant card fees	$92,372	$112,780	$(20,408)	(18.1)%
Outsourced services and other	8,094	7,190	904	12.6%
Total revenue	100,466	119,970	(19,504)	(16.3)%

OPERATING EXPENSES:
Costs of merchant card fees	65,947	85,954	(20,007)	(23.3)%
Costs of outsourced and other	4,610	4,458	152	3.4%
Salary and employee benefits	9,918	8,001	1,917	24.0%
Depreciation and amortization	7,061	3,420	3,641	106.5%
Selling, general and administrative	7,654	7,188	466	6.5%
Total operating expenses	95,190	109,021	(13,831)	(12.7)%

Income from operations	5,276	10,949	(5,673)	(51.8)%

OTHER (EXPENSES) INCOME:
Interest expense	(8,042)	(6,458)	(1,584)	24.5%
Other, net	(1,676)	(2,616)	940	(35.9)%
Total other expenses, net	(9,718)	(9,074)	(644)	7.1%

(Loss) income before income taxes	(4,442)	1,875	(6,317)	nm

Income tax (benefit)	(768)	—	(768)	nm

Net (loss) income	$(3,674)	$1,875	$(5,549)	nm

(Loss) income per common share:
Basic and diluted	$(0.05)	$0.03	$(0.08)

n.m. = not meaningful

PRIORITY TECHNOLOGY HOLDINGS, INC.

Condensed Consolidated Statements of Operations
Year Ended December 31, 2018 Compared to Year Ended December 31, 2017
(unaudited)

(in thousands, except per share amounts)	Years Ended December 31,
	2018	2017	Change	% Change
REVENUE:
Merchant card fees	$392,033	$398,988	$(6,955)	(1.7)%
Outsourced services and other	32,382	26,631	5,751	21.6%
Total revenue	424,415	425,619	(1,204)	(0.3)%

OPERATING EXPENSES:
Costs of merchant card fees	296,223	305,461	(9,238)	(3.0)%
Costs of outsourced and other	18,128	15,743	2,385	15.1%
Salary and employee benefits	38,324	32,357	5,967	18.4%
Depreciation and amortization	19,740	14,674	5,066	34.5%
Selling, general and administrative	32,081	22,545	9,536	42.3%
Changes in fair value of contingent consideration	—	(410)	410	nm
Total operating expenses	404,496	390,370	14,126	3.6%

Income from operations	19,919	35,249	(15,330)	(43.5)%

OTHER (EXPENSES) INCOME:
Interest expense	(29,935)	(25,058)	(4,877)	19.5%
Other, net	(6,784)	(5,597)	(1,187)	21.2%
Total other expenses, net	(36,719)	(30,655)	(6,064)	19.8%

(Loss) income before income taxes	(16,800)	4,594	(21,394)	nm

Income tax (benefit)	(1,759)	—	(1,759)	nm

Net (loss) income	$(15,041)	$4,594	$(19,635)	nm

(Loss) income per common share:
Basic and diluted	$(0.24)	$0.06	$(0.30)

n.m. = not meaningful

PRIORITY TECHNOLOGY HOLDINGS, INC.
SEGMENT RESULTS
Quarter Ended December 31, 2018 Compared to Quarter Ended December 31, 2017
(unaudited)

(dollars and volume amounts in thousands)	Quarters Ended December 31,
	2018	2017	Change	% Change

Consumer Payments:
Revenue	$92,472	$113,191	$(20,719)	(18.3)%
Operating expenses	79,410	95,591	(16,181)	(16.9)%
Income from operations	$13,062	$17,600	$(4,538)
Operating margin	14.1%	15.5%

Key indicators:
Merchant bankcard processing dollar value	$9,344,474	$8,833,600	$510,874	5.8%
Merchant bankcard transaction volume	114,279	112,040	2,239	2.0%

Commercial Payments and Managed Services:
Revenue	$7,994	$6,779	$1,215	17.9%
Operating expenses	9,542	6,983	2,559	36.6%
(Loss) from operations	$(1,548)	$(204)	$(1,344)
Operating margin	(19.4)%	(3.0)%

Key indicators:
Merchant bankcard processing dollar value	$79,709	$54,381	$25,328	46.6%
Merchant bankcard transaction volume	61	27	34	125.9%

Income from operations of segments	$11,514	$17,396	$(5,882)	(33.8)%
Corporate expenses	(6,238)	(6,447)	209	(3.2)%
Consolidated income from operations	$5,276	$10,949	$(5,673)

Key indicators:
Merchant bankcard processing dollar value	$9,424,183	$8,887,981	$536,202	6.0%
Merchant bankcard transaction volume	114,340	112,067	2,273	2.0%

PRIORITY TECHNOLOGY HOLDINGS, INC.
SEGMENT RESULTS
Year Ended December 31, 2018 Compared to Year Ended December 31, 2017
(unaudited)

(dollars and volume amounts in thousands)	Years Ended December 31,
	2018	2017	Change	% Change

Consumer Payments:
Revenue	$394,986	$400,320	$(5,334)	(1.3)%
Operating expenses	344,458	344,847	(389)	(0.1)%
Income from operations	$50,528	$55,473	$(4,945)
Operating margin	12.8%	13.9%

Key indicators:
Merchant bankcard processing dollar value	$37,892,474	$34,465,600	$3,426,874	9.9%
Merchant bankcard transaction volume	465,584	439,055	26,529	6.0%

Commercial Payments and Managed Services:
Revenue	$29,429	$25,299	$4,130	16.3%
Operating expenses	32,350	24,327	8,023	33.0%
(Loss) income from operations	$(2,921)	$972	$(3,893)
Operating margin	(9.9)%	3.8%

Key indicators:
Merchant bankcard processing dollar value	$262,824	$190,338	$72,486	38.1%
Merchant bankcard transaction volume	173	95	78	82.1%

Income from operations of segments	$47,607	$56,445	$(8,838)	(15.7)%
Corporate expenses	(27,688)	(21,196)	(6,492)	30.6%
Consolidated income from operations	$19,919	$35,249	$(15,330)

Key indicators:
Merchant bankcard processing dollar value	$38,155,298	$34,655,938	$3,499,360	10.1%
Merchant bankcard transaction volume	465,757	439,150	26,607	6.1%

PRIORITY TECHNOLOGY HOLDINGS, INC.
SEGMENT RESULTS RECASTED FOR CORPORATE AND ALLOCATIONS CHANGES
(unaudited)

(in thousands)	2018
	1Q	2Q		3Q	4Q	Year

Revenues:
Consumer Payments	$108,981	$97,732		$95,801	$92,472	$394,986
Commercial Payments and Managed Services	6,615	7,030		7,790	7,994	29,429
Consolidated revenues	$115,596	$104,762		$103,591	$100,466	$424,415

Income (loss) from operations:
Consumer Payments	$15,215	$10,346		$11,905	$13,062	$50,528
Commercial Payments and Managed Services	(327)	(579)	—	(467)	(1,548)	(2,921)
Corporate	(7,010)	(6,562)		(7,878)	(6,238)	(27,688)
Consolidated income from operations	$7,878	$3,205		$3,560	$5,276	$19,919

Depreciation and amortization:
Consumer Payments	$3,436	$3,646		$4,415	$6,448	$17,945
Commercial Payments and Managed Services	140	144		200	218	702
Corporate	191	223		284	395	1,093
Consolidated depreciation and amortization	$3,767	$4,013		$4,899	$7,061	$19,740

(in thousands)	2017
	1Q	2Q		3Q	4Q	Year

Revenues:
Consumer Payments	$87,137	$95,658		$104,334	$113,191	$400,320
Commercial Payments and Managed Services	5,955	5,953		6,612	6,779	25,299
Consolidated revenues	$93,092	$101,611		$110,946	$119,970	$425,619

Income (loss) from operations:
Consumer Payments	$10,989	$12,457		$14,427	$17,600	$55,473
Commercial Payments and Managed Services	327	378	—	471	(204)	972
Corporate	(4,752)	(4,565)		(5,432)	(6,447)	(21,196)
Consolidated income from operations	$6,564	$8,270		$9,466	$10,949	$35,249

Depreciation and amortization:
Consumer Payments	$3,353	$3,638		$3,236	$3,109	$13,336
Commercial Payments and Managed Services	110	131		109	101	451
Corporate	181	239		257	210	887
Consolidated depreciation and amortization	$3,644	$4,008		$3,602	$3,420	$14,674

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Balance Sheets
As of December 31, 2018 and 2017
(unaudited)

(in thousands)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$15,631	$27,966
Restricted cash	18,200	16,193
Accounts receivable, net	45,651	47,433
Due from related parties	337	197
Prepaid expenses and other current assets	3,305	3,550
Current portion of notes receivable	979	3,442
Settlement assets	1,042	7,207
Total current assets	85,145	105,988

Notes receivable, less current portion	852	3,807
Property, equipment, and software, net	17,482	11,943
Goodwill	109,515	101,532
Intangible assets, net	124,637	42,062
Deferred income tax assets, net	49,692	—
Other non-current assets	1,295	1,375
Total assets	$388,618	$266,707

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$27,638	$18,603
Accrued residual commissions	18,715	23,470
Customer deposits	3,282	4,853
Current portion of long-term debt	3,293	7,582
Settlement obligations	11,132	10,474
Current portion of equity repurchase obligation	—	1,500
Total current liabilities	64,060	66,482

Long-term debt, net of discounts and deferred financing costs	402,095	267,939
Warrant liability	—	8,701
Equity repurchase obligation	—	7,690
Other non-current liabilities	7,936	6,050
Total long-term liabilities	410,031	290,380

Total liabilities	474,091	356,862

Stockholders equity (deficit):
Common stock	67	73
Accumulated deficit	(85,540)	(90,228)
Total stockholders' equity (deficit)	(85,473)	(90,155)

Total liabilities and stockholders' equity (deficit)	$388,618	$266,707

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
For the Quarters Ended December 31, 2018 and 2017
(unaudited)

(in thousands)	Quarters Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net (loss) income	$(3,674)	$1,875
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of assets	7,061	3,420
Equity-based compensation	586	295
Amortization of debt issuance costs and discount	366	300
Equity in loss (income) and impairment of unconsolidated entities	8	(88)
Provision for deferred income taxes	(1,215)	—
Change in fair value of warrant liability	—	2,743
Payment-in-kind interest	1,274	1,323
Other non-cash charges	211	133
Net change in operating assets and liabilities (net of business combinations)	1,895	(2,111)
Net Cash Provided By Operating Activities	6,512	7,890

Cash Flows From Investing Activities:
Additions to property, equipment, and software	(2,156)	(1,687)
Acquisitions of merchant portfolios	(64,427)	—
Net Cash Used In Investing Activities	(66,583)	(1,687)

Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net of issue discount	59,700	—
Repayments of long-term debt	(823)	(500)
Borrowings under revolving line of credit	8,000	—
Repayments of borrowings under revolving line of credit	(8,000)	—
Debt issuance costs	(103)	—
Recapitalization costs paid	(349)	—
Net Cash Provided By (Used In) Financing Activities	58,425	(500)

Net change in cash and cash equivalents	(1,646)	5,703
Cash and cash equivalents at beginning of quarter	35,477	38,456
Cash and cash equivalents at end of quarter	$33,831	$44,159

Supplemental disclosure of non-cash financing activities:
Cash paid for interest	$6,813	$5,328

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2018 and 2017
(unaudited)

(in thousands)	Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net (loss) income	$(15,041)	$4,594
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of assets	19,740	14,674
Equity-based compensation	1,649	1,021
Amortization of debt issuance costs and discount	1,418	1,211
Equity in losses and impairment of unconsolidated entities	865	133
Provision for deferred income taxes	(2,206)	—
Change in fair value of warrant liability	3,458	4,198
Change in fair value of contingent consideration	—	(410)
Loss on debt extinguishment	—	1,753
Payment-in-kind interest	4,897	5,118
Other non-cash charges	211	133
Net change in operating assets and liabilities (net of business combinations)	16,357	4,444
Net Cash Provided By Operating Activities	31,348	36,869

Cash Flows From Investing Activities:
Acquisitions of businesses	(7,508)	—
Additions to property, equipment, and software	(10,562)	(6,554)
Acquisitions of merchant portfolios	(90,858)	(2,483)
Net Cash Used In Investing Activities	(108,928)	(9,037)

Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net of issue discount	126,813	276,290
Repayments of long-term debt	(2,834)	(90,696)
Borrowings under revolving line of credit	8,000	—
Repayments of borrowings under revolving line of credit	(8,000)	—
Debt issuance costs	(425)	(4,570)
Distributions from equity	(7,075)	(3,399)
Redemptions of equity interests	(76,211)	(203,000)
Recapitalization proceeds	49,389	—
Redemption of warrants	(12,701)	—
Recapitalization costs	(9,704)	—
Net Cash Provided By (Used In) Financing Activities	67,252	(25,375)

Net change in cash and cash equivalents	(10,328)	2,457
Cash and cash equivalents at beginning of year	44,159	41,702
Cash and cash equivalents at end of year	$33,831	$44,159

Supplemental disclosure of non-cash financing activities:
Cash paid for interest	$23,350	$19,036

PRIORITY TECHNOLOGY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING MEASURES
(unaudited)

The reconciliations of Adjusted Consolidated Revenue, Adjusted Consolidated Operating Expenses, Adjusted Consolidated Operating Income, Adjusted Consolidated Net Income (Loss), Adjusted Consumer Payments Revenue, Adjusted Consumer Payments Operating Expenses, and Adjusted Consumer Payments Operating Income to the most directly comparable financial measures calculated and presented in accordance with GAAP, are shown in the following two tables:

	Quarters ended December 31,
(in thousands)	2018	2017

Consolidated revenue (GAAP)	$100,466	$119,970
Less: Revenue from certain subscription-billing e-commerce merchants	(7,458)	(30,676)
Adjusted consolidated revenue (non-GAAP)	$93,008	$89,294

Consolidated operating expenses (GAAP)	$95,190	$109,021
Less: operating expenses of certain subscription-billing e-commerce merchants	(4,458)	(20,343)
Less: non-recurring expenses	(2,090)	(2,128)
Adjusted consolidated operating expenses (non-GAAP)	$88,642	$86,550

Consolidated income from operations (GAAP)	$5,276	$10,949
Less: Revenue from certain subscription-billing e-commerce merchants	(7,458)	(30,676)
Add: operating expenses of certain subscription-billing e-commerce merchants	4,458	20,343
Add: non-recurring expenses	2,090	2,128
Adjusted consolidated income from operations (non-GAAP)	$4,366	$2,744

Consolidated net (loss) income (GAAP)	$(3,674)	$1,875
Less: Revenue from certain subscription-billing e-commerce merchants	(7,458)	(30,676)
Add: operating expenses of certain subscription-billing e-commerce merchants	4,458	20,343
Add: non-recurring expenses	2,090	2,128
Add: income tax benefit of non-GAAP adjustments	574	—
Adjusted consolidated net (loss) income (non-GAAP)	$(4,010)	$(6,330)

Consumer Payments revenue (GAAP)	$92,472	$113,191
Less: Revenue from certain subscription-billing e-commerce merchants	(7,458)	(30,676)
Adjusted Consumer Payments revenue (non-GAAP)	$85,014	$82,515

Consumer Payments operating expenses (GAAP)	$79,410	$95,591
Less: operating expenses of certain subscription-billing e-commerce merchants	(4,458)	(20,343)
Adjusted Consumer Payment operating expenses (non-GAAP)	$74,952	$75,248

Consumer Payments operating income (GAAP)	$13,062	$17,600
Less: Revenue from certain subscription-billing e-commerce merchants	(7,458)	(30,676)
Add: operating expenses of certain subscription-billing e-commerce merchants	4,458	20,343
Adjusted Consumer Payments operating income (non-GAAP)	$10,062	$7,267

PRIORITY TECHNOLOGY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING MEASURES
(unaudited)

	Years ended December 31,
(in thousands)	2018	2017

Consolidated revenue (GAAP)	$424,415	$425,619
Less: Revenue from certain subscription-billing e-commerce merchants	(65,217)	(95,646)
Adjusted consolidated revenue (non-GAAP)	$359,198	$329,973

Consolidated operating expenses (GAAP)	$404,496	$390,370
Less: operating expenses of certain subscription-billing e-commerce merchants	(43,910)	(63,769)
Less: non-recurring expenses	(12,371)	(5,570)
Adjusted consolidated operating expenses (non-GAAP)	$348,215	$321,031

Consolidated income from operations (GAAP)	$19,919	$35,249
Less: Revenue from certain subscription-billing e-commerce merchants	(65,217)	(95,646)
Add: operating expenses of certain subscription-billing e-commerce merchants	43,910	63,769
Add: non-recurring expenses	12,371	5,570
Adjusted consolidated income from operations (non-GAAP)	$10,983	$8,942

Consolidated net (loss) income (GAAP)	$(15,041)	$4,594
Less: Revenue from certain subscription-billing e-commerce merchants	(65,217)	(95,646)
Add: operating expenses of certain subscription-billing e-commerce merchants	43,910	63,769
Add: non-recurring expenses	12,371	5,570
Add: income tax benefit of non-GAAP adjustments	1,565	—
Adjusted consolidated net (loss) income (non-GAAP)	$(22,412)	$(21,713)

Consumer Payments revenue (GAAP)	$394,986	$400,320
Less: Revenue from certain subscription-billing e-commerce merchants	(65,217)	(95,646)
Adjusted Consumer Payments revenue (non-GAAP)	$329,769	$304,674

Consumer Payments operating expenses (GAAP)	$344,458	$344,847
Less: operating expenses of certain subscription-billing e-commerce merchants	(43,910)	(63,769)
Adjusted Consumer Payment operating expenses (non-GAAP)	$300,548	$281,078

Consumer Payments operating income (GAAP)	$50,528	$55,473
Less: Revenue from certain subscription-billing e-commerce merchants	(65,217)	(95,646)
Add: operating expenses of certain subscription-billing e-commerce merchants	43,910	63,769
Adjusted Consumer Payments operating income (non-GAAP)	$29,221	$23,596

PRIORITY TECHNOLOGY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(unaudited)

The reconciliations of EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA to net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are shown in the following two tables:

(in thousands)	Quarters Ended December 31,
	2018	2017

Net (loss) income (GAAP)	$(3,674)	$1,875
Add: Interest expense (1)	8,042	6,458
Add: Depreciation and amortization	7,061	3,420
Less: Income tax benefit	(768)	—
EBITDA (non-GAAP)	10,661	11,753
Further adjusted by:
Add: Non-cash equity-based compensation	586	295
Add: Non-recurring expenses:
Debt modification costs and warrant fair value changes	1,261	2,743
Litigation settlement costs	100	1,737
Certain legal services (2)	918	—
Professional, accounting and consulting fees (3)	1,071	391
Adjusted EBITDA (non-GAAP)	14,597	16,919
Further adjusted by:
Add: Pro-forma impacts for acquisitions	1,080	300
Add: Other professional and consulting fees	339	212
Add: Other tax expenses and other adjustments	277	203
Earnout Adjusted EBITDA (non-GAAP) (4)	$16,293	$17,634

PRIORITY TECHNOLOGY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(unaudited)

(in thousands)	Years Ended December 31,
	2018	2017

Net (loss) income (GAAP)	$(15,041)	$4,594
Add: Interest expense (1)	29,935	25,058
Add: Depreciation and amortization	19,740	14,674
Less: Income tax benefit	(1,759)	—
EBITDA (non-GAAP)	32,875	44,326
Further adjusted by:
Add: Non-cash equity-based compensation	1,649	1,021
Add: Non-recurring expenses:
Debt modification costs and warrant fair value changes	6,042	5,966
Changes in fair value of contingent consideration	—	(410)
Litigation settlement costs	1,615	2,329
Certain legal services (2)	4,900	2,699
Professional, accounting and consulting fees (3)	5,856	952
Adjusted EBITDA (non-GAAP)	52,937	56,883
Further adjusted by:
Add: Pro-forma impacts for acquisitions	14,010	1,303
Add: Contracted revenue and savings	2,924	1,743
Add: Other professional and consulting fees	1,236	713
Add: Other tax expenses and other adjustments	1,566	690
Earnout Adjusted EBITDA (non-GAAP) (4)	$72,673	$61,332

(1)	Interest expense includes amortization expense for deferred loan costs and issue discount.

(2)	Legal expenses related to business and asset acquisition activity and settlement negotiation and other litigation expenses.

(3)	Primarily transaction-related, capital markets and accounting advisory services.

(4)	Presented only for the years ended December 31, 2018 and 2017, reflecting definition in debt agreements entered into in connection with the January 2017 debt refinancing.

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